Exhibit 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Form 10-K of our report dated February 9, 2002, included in the 2001 Annual Report to Shareholders of The Ziegler Companies, Inc.

We also consent to the incorporation of our report incorporated by reference in this Form 10-K, into the Company's previously filed Form S-8 Registration Statement File Nos. 33-39543, 33-746636, and 333-33476.

/s/ ARTHUR ANDERSEN LLP
ARTHUR ANDERSEN LLP

Milwaukee, Wisconsin
March 21, 2002